UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 20, 2005
OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma
(State or Other Jurisdiction of Incorporation)
1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)
321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)
405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 740,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

        On July 26, 2005, the Company issued a press release announcing that the Company’s Board of Directors appointed a new director, Mr. Robert Lorenz. Mr. Lorenz, a retired partner in the Arthur Andersen accounting firm, was elected on July 20, 2005 to a term expiring at the Company’s Annual Meeting of Shareowners in May 2006, at which time he is expected to be nominated for approval by the Company’s shareowners. Mr. Lorenz has not yet been named to any committees of the Board. For further information, see the attached press release which is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits
Exhibit Number	Description
99.01	Press release dated July 26, 2005, announcing OGE Energy Corp. Names Robert Lorenz to Board of Directors.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

July 26, 2005

Exhibit 99.01

OGE Energy Corp. Names Robert Lorenz to Board of Directors

OKLAHOMA CITY — OGE Energy Corp. (NYSE: OGE) today announced that Robert O. Lorenz has been elected to serve on the OGE Energy Board of Directors. Lorenz, a resident of Edmond, Okla., brings more than 30 years of public accounting and auditing experience to the company’s board.

A longtime partner in the Arthur Andersen accounting firm, Lorenz was named audit division head and managing partner of the Oklahoma City office in 1994 and of the firm’s Oklahoma practice in 2000. He retired in 2002.

During his career, Lorenz served as an auditor for public companies in a variety of industries, including energy. He brings to OGE Energy extensive expertise in areas including audit committee responsibilities and regulatory compliance monitoring processes. He was elected to a term that will expire at OGE Energy’s annual shareowner’s meeting in May 2006, at which time he will be nominated for election by the company’s shareowners for a three-year term.

“We are very pleased to have Bob Lorenz join our Board of Directors,” said Steven E. Moore, chairman, president and CEO of OGE Energy. “His public accounting and auditing experience will be of tremendous value as we navigate changes in the business and regulatory landscape.”

Lorenz also is a director of Panhandle Royalty Company (NYSE: PHX), Infinity Inc. (NASDAQ: INFY), and Kerr-McGee Corp. (NYSE: KMG).

Lorenz, 58, is a graduate of Ohio University and is a Certified Public Accountant. He completed a tour of duty in the U.S. Army, serving in 1970-71 in Vietnam and earning a Bronze Star.